UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2012

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	Entry into a Material Definitive Agreement

On June 11, 2012, Mt. Hamilton, LLC (“MH-LLC) and Solitario Exploration & Royalty Corp. (the “Company” or “Solitario”) entered into a net smelter royalty agreement (the “Royalty Agreement”) with Sandstorm Gold, Ltd. (“Sandstorm”) Under the agreement Sandstorm purchased a 2.4% net smelter returns royalty (“NSR”) on MH-LLC’s Mt. Hamilton gold project for $10 million. The Mt. Hamilton gold project, located in Nevada, U.S.A., is held by MH-LLC, which is a joint venture between Solitario and DHI Minerals (US), Ltd. that is 80%-owned by Solitario and 20%-owned by DHI-US, a wholly owned subsidiary of Ely Gold and Minerals of Vancouver, B.C. Canada (“Ely”). MH-LLC received an upfront payment of US$6.0 million upon signing the agreement and will receive a future cash remittance of US$4.0 million on January 15, 2013.

As part of the agreement, MH-LLC will have the option, for a period of 30 months, to repurchase up to 100% of the NSR for US$12 million, provided that Solitario enters into a gold stream agreement with Sandstorm that has an upfront deposit of no less than US$30 million. In addition, MH-LLC has provided Sandstorm with a right of first refusal on any future royalty or gold stream financing for the Mt. Hamilton project. The Royalty Agreement provides that if Sandstorm has not received cash flow from the NSR royalty totaling at least $10 million by December 31, 2022, then, subject to certain conditions, MH-LLC will pay Sandstorm an amount equal to the shortfall. In addition to the terms generally described above, the Royalty Agreement contains other terms and conditions commonly contained in royalty agreements of this nature.

A copy of the Royalty Agreement is filed herewith as Exhibit 99.1. This exhibit is incorporated into this Item 1.01 by reference.  The foregoing description of this transaction by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 7.01	Regulation FD Disclosure
On June 11, 2012, the Company issued a press release announcing that Sandstorm had acquired the NSR royalty from Solitario and Ely. A copy of the press release is attached hereto as Exhibit 99.2, and such press release is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Exhibit Description

99.1	Net smelter royalty agreement for purchase of a 2.4% NSR Royalty by Sandstorm for $10 million by and among MH-LLC, Solitario and Sandstorm dated June 11, 2012.

99.2	Press Release of Solitario Exploration & Royalty Corp. dated June 11, 2012

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 13, 2012

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer

EXHIBIT INDEX

Exhibits	Exhibit Description
99.1	Net smelter royalty agreement for purchase of a 2.4% NSR Royalty by Sandstorm for $10 million by and among MH-LLC, Solitario and Sandstorm dated June 11, 2012.

99.2	Press Release of Solitario Exploration & Royalty Corp. dated June 11, 2012